UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 20, 2014

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Effective October 20, 2014, the Board of Directors (the “Board”) appointed John W. Eck as a director of the Company. Mr. Eck was appointed to fill an existing vacancy on the Board and will serve a term expiring at the 2015 Annual Meeting of Shareholders. It has not yet determined to which Board committees that Mr. Eck will be appointed. The Company will file an amendment to this Form 8-K filing under Item 5.02 after such committee appointments are made. Mr. Eck will receive compensation from the Company for service on the Board on the same terms as other non-employee members of the Board. There is no arrangement or understanding between Mr. Eck and any other persons or entities pursuant to which Mr. Eck was appointed as a director.

A copy of the press release announcing Mr. Eck’s appointment to the Board is attached as Exhibit 99.1 to this Form 8-K and incorporated herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit No.	Exhibit Description

	Exhibit 99.1	Press Release dated October 21, 2014 announcing appointment of John W. Eck to the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	October 21, 2014	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated October 21, 2014 announcing appointment of John W. Eck to the Board